EXHIBIT 99.1

News Release

Contacts:	Lonny Robinson	Angie Yang
	Chief Financial Officer	Investor Relations
	213.401.2311	PondelWilkinson Inc.
	lonnyr@centerbank.com	310.279.5967
ayang@pondel.com

CENTER FINANCIAL CORPORATION APPOINTS KEVIN SUNG KIM TO BOARD OF DIRECTORS

LOS ANGELES – September 12, 2008 – Center Financial Corporation (NASDAQ: CLFC) today announced the addition of Kevin Sung Kim to its board of directors, effective October 1, 2008, increasing the membership to eight directors. The board determined that Kim qualifies as an audit committee financial expert as defined under SEC regulations and appointed him to serve as a member of the audit committee.

A Certified Public Accountant, Kim, age 51, began his career at the former Arthur Andersen & Co. in 1985 and, as a senior accountant, supervised various audit, tax consulting and compliance engagements for the firm. Kim then joined KPMG, LLP as a senior manager in 1989 and primarily managed client engagements in the Pacific Rim, banking and international tax areas. His client base at KPMG included foreign and domestic banks, international trading companies, real estate development companies, high net worth individuals and international executives. In 1995, Kim established Kevin S. Kim & Associates, a corporate and business law firm, which focuses on business and tax planning, merger and acquisition transactions and corporate structuring. Kim earned his bachelor’s degree in English, with a minor in international trade from Hankuk University of Foreign Studies in Seoul, Korea in 1980. He received his master’s in business administration with an emphasis in accounting and finance from the Anderson School of Management, University of California, Los Angeles in 1984 and his juris doctorate degree from Loyola Law School, Los Angeles in 1993.

Peter Y.S. Kim, chairman of the board of Center Financial Corporation, said, “We welcome Kevin Kim to the company’s board. We believe his impressive combination of legal and financial expertise will be a tremendous asset to the company as we move forward with our goal of building the strongest and soundest financial institution serving the Korean-American and ethnic communities.”

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s soundest financial institutions focusing on the Korean-American community, with total assets of $2.13 billion at June 30, 2008. Headquartered in Los Angeles, Center Bank operates 25 branch and loan production offices. Of the company’s 19 full-service branches, 16 are located throughout Southern California, along with one branch in Chicago and two in Seattle. Center Bank’s six loan production offices are strategically located in Seattle, Denver, Washington D.C., Atlanta, Dallas and Northern California. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

(more)

Center Financial Corporation

2-2-2

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the company’s ability to establish itself as the strongest and soundest financial institution serving the Korean-American and ethnic communities. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

#    #    #